UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) January 22, 2008
E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction Of Incorporation)	1-815 (Commission File Number)	51-0014090 (I.R.S. Employer Identification No.)
1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)
Registrant’s telephone number, including area code: (302) 774-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure
     On January 22, 2008, the Registrant posted a letter to its shareholders from the Registrant’s Chairman and Chief Executive Officer. A copy of this letter is furnished on Form 8-K. The information contained in Item 7.01 of this report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed by the Registrant under the Securities Act of 1933, as amended, or the Exchange Act.

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY (Registrant)
/s/ Barry J. Niziolek
Barry J. Niziolek
Vice President and Controller

January 22, 2008

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January 22, 2008
Dear DuPont Shareholder:
I would like to share an update on our company and discuss several powerful reasons why you should view your investment in DuPont with confidence for 2008 and beyond.
Today we announced our fourth quarter and full year 2007 results. We delivered 11 percent top line growth in the fourth quarter and 7 percent for the full year. Excluding significant items, we grew earnings per share 27 percent in the fourth quarter and 14 percent for the year in spite of the slow U.S. housing and automotive markets and record high oil prices.
We recognize that these are challenging times, as the macroeconomic and global political environment creates concerns among investors about the outlook for business profitability and growth for companies across the industrial, consumer and service sectors.
While such concerns are real, the multi-year transformation of DuPont and our improved performance have put us in a better position to meet these challenges. This progress update will help you fully appreciate our immediate and intermediate-term earnings growth potential.
Our Recent Performance
Aligned with our acceleration plan announced in November 2005, DuPont has:
•	Improved our overall segment pre-tax operating income margin from 11 percent in 2003 to 17 percent in 2007. Return on invested capital increased from 8 to 16 percent over the same period.

•	Repurchased 12 percent of our outstanding stock for $5 billion.

•	Raised the dividend by 11 percent. We currently pay you $1.4 billion a year in dividends — twice the average of the S&P 500 on a per share basis and about 35 percent of our cash flow from operations.
In addition, our metrics for new product launches, patents filed and granted, and sales from new products have all moved significantly upward in the past three years.
Our entire team is intensely focused on meeting our near-term financial targets in sales, earnings and cash. We are confident we can deliver attractive growth in earnings in 2008, and see even stronger growth in the years to follow — continuing our improvement of the last three years.
Our Market-Based Science is Delivering Growth

DuPont is a science company. The core of our capability and competitive advantage is market-driven scientific discovery and new product innovation. Our strengthened science capability has been the driving force behind the transformation of DuPont over the past decade, and has reshaped our businesses. In particular, DuPont is leading the rapid convergence of biology and chemistry to create additional competitive advantage and open new global markets for superior-performing products.
Today over 5,000 DuPont scientists worldwide are delivering high margin, high value-added products that are aimed directly at unmet market needs. Sales of these products, which I will outline in the next section, have been instrumental in helping us overcome higher energy and ingredient costs, including record high oil prices.
Based on important measures such as new product introductions, U.S. patent applications and U.S. patents granted, DuPont is demonstrating superior R&D performance, which helped boost average selling prices about 3-5 percent annually for the past three years. In 2006, 34 percent of our revenues — or about $10 billion — were generated by products introduced in the last five years — up from 24 percent in 2001. In the face of a near tripling of oil prices, this has been critical.
DuPont has a rich pipeline of new products, particularly in Agriculture, Safety & Protection, Electronics, and Applied BioSciences, with more projects underway than ever before. Our Applied BioSciences businesses promise significant future growth, particularly in biofuels and biomaterials where we have a clear technology leadership position and strong partnerships that will facilitate market access. These strengths are backed by a world-class intellectual property portfolio in biotechnology.
Fundamentals for Growth Continue in 2008 and Beyond
In 2008, our global market presence and change in business mix since the 2001 U.S. recession will make us much more resilient to the impacts of a recession in any one country. This also gives us confidence we can deliver attractive earnings growth in 2008. Let me explain why:
•	In 2007, more than 60 percent of our sales were from outside the U.S. These sales are growing rapidly. From 2001 through 2007, our compound annual growth rates in emerging markets were 13 percent in emerging Europe, 18 percent in emerging Asia and 11 percent in Latin America.

•	U.S. housing markets have declined for almost two years, but DuPont has more than offset the impact with growth outside the U.S.

•	Our balance sheet is strong with a prudent level of debt. We are able to weather an economic downturn and have plenty of borrowing power to fund growth investments and opportunities as they develop.
Looking beyond 2008 ... through 2010 we see clear potential for average double-digit earnings growth driven by advances in several strategic areas:
•	New science for growing agriculture markets. DuPont is vital to the world’s food supply. With demand for protein rising rapidly, global food production will have to double between now and 2025 on virtually the same amount of land currently in production. As one of the world’s largest producers of corn and soy seed and crop protection products,

DuPont is bringing to market more efficient and cost- effective control systems for weeds, insects and fungus to boost farm productivity, quality and yield. Our rate of innovation is the fastest ever, as evidenced by new products such as Optimum™ GAT™ traits and Rynaxypr™ insecticide, and we will capitalize on this strength.

•	Growing demand for Safety & Protection. People want to feel safer and more secure at home, on the job, in their cars — everywhere. DuPont’s long experience and $6 billion base business in advanced materials such as Kevlar®, Nomex®, and Tyvek® have resulted in a broad offering of products and services that address this growing global need. In 2007, we announced a new $500 million Kevlar® brand fiber production facility in South Carolina, which came on the heels of capacity expansions for Nomex® flame-resistant fibers. In 2008, we will continue to use our science and growth investments to take advantage of the opportunity we see for attractive growth in our Safety & Protection segment.

•	Springboard position in emerging markets. Our rapid top line growth in emerging markets is a key factor in counter-balancing softness in the North America automotive and residential housing markets. Business unit leaders in our Performance Materials, Coatings & Color Technologies and Electronic & Communication Technologies segments are succeeding in generating strong growth in the emerging markets of Asia, Central and Eastern Europe, and Latin America.

•	Extend cost productivity gains. From 2003 through 2007, DuPont reduced fixed costs as a percent of sales by 7 points. Our cost savings projects have offset inflation in personnel costs and have provided funding for a large number of growth investments. Productivity is the result of the way we work at DuPont. You can expect us to continue to generate cost productivity gains as a mechanism for funding growth.
We Are Committed to Delivering Increased Shareholder Value
Behind DuPont’s improved results — from market analysis to scientific discovery to disciplined sourcing, production and go-to-market decision-making — are the highly skilled 60,000 dedicated employees of DuPont around the world.
Further energized by our improved results, DuPont’s leadership team is the strongest it has ever been and is eager to exceed new and higher goals.
I want you to know that the entire DuPont organization is determined to make your investment in DuPont a lucrative and lasting one. We appreciate your ownership of our company and remain committed to delivering superior results compared to your other investment alternatives.

Chad Holliday
Chairman and CEO

Reconciliation of Non-GAAP Measures: See appendix for a reconciliation of non-GAAP measures to GAAP.
Forward-Looking Statements: This letter contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company’s strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by DuPont, particularly its latest annual report on Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; seasonality of sales of agricultural products; and severe weather events that cause business interruptions, including plant and power outages, or disruptions in supplier and customer operations.

Appendix A
E. I. du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)
Management believes that measures of income excluding significant items (“non-GAAP” information) are meaningful to investors because they provide insight with respect to ongoing operating results of the company. Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. In addition to the reconciliations which follow, investors can find additional reconciliations on the company’s website.
Reconciliations of Segment Pre-Tax Operating Income (PTOI) as a Percent of Segment Sales

	Twelve Months Ended
	December 31,
	2007	2003(1)
Segment PTOI	$4,878	$1,263
Significant Items charge (2)	225	1,875

Segment PTOI — excluding significant items	$5,103	$3,138

Total segment sales	$29,697	$27,936

Segment PTOI as a percent of segment sales — excluding significant items	17%	11%

(1)	Includes Textiles & Interiors

(2)	Details of significant items are provided in the company’s quarterly news releases.

Appendix A
E. I. du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)
Reconciliations of Fixed Costs as a Percent of Sales

	Twelve Months Ended
	December 31,
	2007	2003
Total charges and expenses — consolidated income statements	$26,910	$27,587
Remove:
Interest expense	(430)	(347)
Fixed costs — Textiles & Interiors	—	(2,752)
Separation charges — Textiles & Interiors	—	(1,915)
Variable costs (1)	(14,378)	(12,343)
Significant Items — (charge)/benefit (3)	(60)	1

Fixed costs	$12,042	$10,231

Consolidated net sales	$29,378	$26,996
Remove: Consolidated sales — Textiles & Interiors	—	(5,674)

Adjusted consolidated net sales	$29,378	$21,322

Fixed costs as a percent of sales	41.0%	48.0	%(2)

(1)	Includes variable manufacturing costs, freight, commissions and other selling expenses which vary with the volume of sales.

(2)	Excludes Textiles & Interiors

(3)	Details of significant items are provided in the company’s quarterly news releases.

Appendix A
E. I. du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)
Reconciliations of Return on Average Invested Capital (ROIC)(1)

	Twelve Months Ended
	December 31,
	2007	2003(2)
Net Income	$2,988	$973

Adjustments for ROIC:
Significant items — charge/(benefits)	55	650
Cumulative effect of a change in accounting principle — net of income taxes	—	29
Minority interests in earnings of consolidated subsidiaries	7	71
Interests expense — after tax	219	116

Net income — excluding significant items and after adjustments for ROIC	$3,269	$1,839

Sum average of:

Short-term/long-term borrowing and capital lease obligations	$7,896	$9,816
Minority interests	441	1,325
Stockholders’ equity — excluding other comprehensive income	11,892	11,821

Average invested capital, excluding other comprehensive income	$20,229	$22,962

ROIC — excluding significant items	16%	8%

(1)	ROIC adjusted to reflect the exclusion of Other Comprehensive Income. ROIC Calculation = 12 month net income before after tax interest expense and minority interest / average invested capital.

(2)	Includes Textiles & Interiors

Appendix A
E. I. du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)
Reconciliations of Earnings Per Share (EPS)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Earnings Per Share (EPS), excluding significant items	$0.57	$0.45	$3.28	$2.88

Significant Items included in EPS:
Litigation related charges, net — Performance Materials	0.05	—	(0.01)	—
Litigation related charges — Other	—	—	(0.03)	—
Impairment charge — Performance Materials	(0.15)	—	(0.15)	—
Restructuring charges —
Agriculture & Nutrition	—	(0.08)	—	(0.08)
Coatings & Color Technologies	—	—	—	(0.10)
Performance Materials	—	(0.05)	—	(0.05)
American Jobs Creation Act	—	0.02	—	0.02
Hurricane related items	—	0.07	—	0.10
Asbestos insurance recoveries	—	0.04	—	0.04
Asset impairment — Safety & Protection	—	(0.03)	—	(0.03)
Sales terms and expense accrual changes	—	(0.04)	—	(0.04)
Corporate tax-related items	0.13	0.56	0.13	0.64

Net (charge)/benefit for Significant Items	$0.03	$0.49	$(0.06)	$0.50

Reported EPS	$0.60	$0.94	$3.22	$3.38